                                    EXHIBIT 99.1














                                    AMENDED

                              DECLARATION OF TRUST


                                      OF


                              CRABBE HUSON FUNDS

                                      INDEX


ARTICLE I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     NAME AND DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 1.  Name . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 2.  Definitions. . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     NATURE AND PURPOSE OF TRUST . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS . . . . . . . . . . . . .   3

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     BENEFICIAL INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Section 1.  Shares of Beneficial Interest. . . . . . . . . . . . .   3
          Section 2.  Establishment and Designation of Series. . . . . . . .   4
               (a)  Assets Belonging to Series . . . . . . . . . . . . . . .   5
               (b)  Liabilities Belonging to Series. . . . . . . . . . . . .   5
               (c)  Dividends. . . . . . . . . . . . . . . . . . . . . . . .   6
               (d)  Liquidation. . . . . . . . . . . . . . . . . . . . . . .   6
               (e)  Voting . . . . . . . . . . . . . . . . . . . . . . . . .   7
               (f)  Redemption by Shareholder. . . . . . . . . . . . . . . .   7
               (g)  Redemption by Trust. . . . . . . . . . . . . . . . . . .   7
               (h)  Net Asset Value. . . . . . . . . . . . . . . . . . . . .   7
               (i)  Transfer . . . . . . . . . . . . . . . . . . . . . . . .   8
               (j)  Equality . . . . . . . . . . . . . . . . . . . . . . . .   8
               (k)  Fractions. . . . . . . . . . . . . . . . . . . . . . . .   8
               (l)  Conversion Rights. . . . . . . . . . . . . . . . . . . .   9
               (m)  Termination of Sales . . . . . . . . . . . . . . . . . .   9
          Section 3.  Ownership of Shares. . . . . . . . . . . . . . . . . .   9
          Section 4.  No Preemptive Rights, Etc. . . . . . . . . . . . . . .   9
          Section 5.  Status of Shares and Limitation of Personal
               Liability . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE V  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     THE TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Section 1.  Management of the Trust. . . . . . . . . . . . . . . .  10
          Section 2.  Qualification and Number . . . . . . . . . . . . . . .  10
          Section 3.  Term and Election. . . . . . . . . . . . . . . . . . .  10
          Section 4.  Resignation and Removal. . . . . . . . . . . . . . . .  11
          Section 5.  Vacancies. . . . . . . . . . . . . . . . . . . . . . .  11
          Section 6.  Ownership of Assets of the Trust . . . . . . . . . . .  11

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     POWERS OF TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Section 1.  Powers . . . . . . . . . . . . . . . . . . . . . . . .  12
               (a)  Investments. . . . . . . . . . . . . . . . . . . . . . .  13
               (b)  Disposition of Assets. . . . . . . . . . . . . . . . . .  13
               (c)  Ownership Powers . . . . . . . . . . . . . . . . . . . .  13
               (d)  Subscription . . . . . . . . . . . . . . . . . . . . . .  13
               (e)  Form of Holding. . . . . . . . . . . . . . . . . . . . .  13
               (f)  Reorganization, etc. . . . . . . . . . . . . . . . . . .  13
                                        i

               (g)  Compromise . . . . . . . . . . . . . . . . . . . . . . .  13
               (h)  Partnerships, etc. . . . . . . . . . . . . . . . . . . .  13
               (i)  Borrowing and Security . . . . . . . . . . . . . . . . .  13
               (j)  Guarantees, etc. . . . . . . . . . . . . . . . . . . . .  14
               (k)  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  14
               (l)  Pensions, etc. . . . . . . . . . . . . . . . . . . . . .  14
          Section 2.  Vote of Trustees . . . . . . . . . . . . . . . . . . .  14

ARTICLE VII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     EXPENSES OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     INVESTMENT ADVISER, UNDERWRITER . . . . . . . . . . . . . . . . . . . .  15
          Section 1.  Investment Adviser . . . . . . . . . . . . . . . . . .  15
          Section 2.  Underwriter; Transfer Agent. . . . . . . . . . . . . .  15
          Section 3.  Custodian. . . . . . . . . . . . . . . . . . . . . . .  16
          Section 4.  Parties to Contract. . . . . . . . . . . . . . . . . .  16

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     SHAREHOLDERS' VOTING POWERS AND MEETINGS. . . . . . . . . . . . . . . .  16
          Section 1.  Voting Powers. . . . . . . . . . . . . . . . . . . . .  16
          Section 2.  Meetings . . . . . . . . . . . . . . . . . . . . . . .  17
          Section 3.  Record Dates . . . . . . . . . . . . . . . . . . . . .  17
          Section 4.  Quorum and Required Vote . . . . . . . . . . . . . . .  18
          Section 5.  Action by Written Consent. . . . . . . . . . . . . . .  18
          Section 6.  Inspection of Records. . . . . . . . . . . . . . . . .  18
          Section 7.  Additional Provisions. . . . . . . . . . . . . . . . .  18

ARTICLE X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     LIMITATION OF LIABILITY AND INDEMNIFICATION . . . . . . . . . . . . . .  18
          Section 1.  Limitation of Liability. . . . . . . . . . . . . . . .  18
          Section 2.  Trustees' Good Faith Action, Expert Advice, No Bond
               or Surety . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          Section 3.  Liability of Third Persons Dealing with Trustees . . .  20
          Section 4.  Indemnification. . . . . . . . . . . . . . . . . . . .  20
          Section 5.  Shareholders . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Section 1.  Termination of Trust . . . . . . . . . . . . . . . . .  22
          Section 2.  Reorganization . . . . . . . . . . . . . . . . . . . .  22
          Section 3.  Filing of Copies, References, Headings . . . . . . . .  23
          Section 4.  Trustees May Resolve Ambiguities . . . . . . . . . . .  24
          Section 5.  Amendments . . . . . . . . . . . . . . . . . . . . . .  24
          Section 6.  Governing Law. . . . . . . . . . . . . . . . . . . . .  24

     Section 7.  Provisions in Conflict with Law or Regulations. . . . . . .  25

                                    AMENDED
                              DECLARATION OF TRUST
                                      OF
                              CRABBE HUSON FUNDS



     DECLARATION OF TRUST made as of this _____ day of _______________, 1995 by the Trustees hereunder.

     WHEREAS, the Trustees desire to establish a trust for the purpose of carrying on the business of an open-end investment company; and

     WHEREAS, in furtherance of such purpose, the Trustees and any successor Trustees elected in accordance with Article V hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Delaware business trust with transferable shares in accordance with the provisions hereinafter set forth; and

     WHEREAS, this Trust is authorized to issue its shares of beneficial interest in separate series, all in accordance with the provisions set forth in this Declaration of Trust;

     NOW, THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

     Section 1.  NAME.  This Trust shall be known as "Crabbe Huson
Funds" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

     Section 2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided below:

     (a) The "Trust" shall mean the Delaware business trust established by this Declaration of Trust, as amended from time to time;

     (b) "Trustee" or "Trustees" shall mean each signatory to this Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or

DECLARATION OF TRUST - 1
appointed and qualified in accordance with Article V hereof and are then in office;

     (c)  "Shares" mean the shares of beneficial interest described in
Article IV hereof and include fractions of Shares as well as whole Shares;

     (d)  "Shareholder" means a record owner of Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Person," "Commission," "Interested Person," "Principal Underwriter" and "Vote of a Majority of the Outstanding Voting Securities" shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" or "Declaration" shall mean this Declaration of Trust as amended or restated from time to time;

     (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

     (i) "Series" shall mean any of the separate series established and designated under or in accordance with the provisions of Article IV.

                                   ARTICLE II

                           NATURE AND PURPOSE OF TRUST

     The Trust is a business trust of the type referred to in the Delaware Business Trust Act, Chapter 38 of Title 12 of the Delaware Code (the "DBTA"). The Trustees shall file a certificate of trust in accordance with Section 3810 of the DBTA. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

     This instrument shall be the governing instrument of the Trust and shall be governed by and construed according to the laws of the State of Delaware. The Trustees, on behalf of the Trust, may exercise all powers of trustees under the DBTA. No provision of this Declaration shall, however, be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as

DECLARATION OF TRUST - 2
amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

                                   ARTICLE III

                  REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

     The name of the registered agent of the Trust is The Corporation Trust Company and the registered agent's business address in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Trust is 121 S.W. Morrison Street, Suite 1425, Portland, Oregon 97204. The Trustees may, without the approval of the Shareholders, change the registered agent of the Trust and the principal place of business of the Trust. In such event, the Trustees shall file a certificate of amendment in accordance with Section 3810 of the DBTA.

                                   ARTICLE IV

                               BENEFICIAL INTEREST

     Section 1. SHARES OF BENEFICIAL INTEREST. The beneficial interests in the Trust shall be divided into Shares, all without par value and of one class, but the Trustees shall have the authority from time to time to divide the class of Shares into two or more series of Shares ("Series"). Each Series of Shares, including without limitation Series specifically established and designated in
Section 2 of this Article, shall be separate and distinct from any other Series of the Trust. Each Series established hereunder shall be deemed to be a separate and distinct operation. Each Series will maintain separate and distinct records and the Trustees shall account for the assets of each Series separately from the assets of other Series. The Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct Series, and to fix and determine the relative rights and preferences as between the shares of the separate Series as to (i) rights of redemption and the price, terms and manner of redemption, (ii) special and relative rights as to dividends and other distributions and on liquidation,
(iii) sinking or purchase fund provisions, (iv) conversion rights, and (v) conditions under which the several Series shall have separate voting rights or no voting rights.

     The number of authorized Shares is unlimited. The number of Shares of each Series that may be issued is unlimited. The Trustees may issue Shares of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to

DECLARATION OF TRUST - 3
the Trust as provided in subsection (g) of Section 2 of this Article). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 3 of Article IX.

     The establishment and designation of any Series in addition to those established and designated in Section 2 to this Article shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

     Section 2. ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees set forth in Section 1 of this Article to establish and designate any further Series, the Trustee hereby establishes and designates nine Series: Crabbe Huson Small-Cap Fund, Crabbe Huson Special Fund,
Crabbe Huson Real Estate Investment Fund, Crabbe Huson Equity Fund, Crabbe Huson Asset Allocation Fund, Crabbe Huson Oregon Municipal Bond Fund,
Crabbe Huson Income Fund, Crabbe Huson U.S. Government Income Fund, and
Crabbe Huson U.S. Government Money Market Fund. The above-mentioned Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

DECLARATION OF TRUST - 4

     (a) ASSETS BELONGING TO SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Series. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

     Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such

DECLARATION OF TRUST - 5
notice in the certificate of trust) shall become applicable to the Trust and each Series.

     The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act and not inconsistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (c) DIVIDENDS. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of Shares of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Subsection 2(h) of this Article.

     (d) LIQUIDATION. In the event of the liquidation or dissolution of the Trust or any Series, the Shareholders of each Series that has been established and designated and that has voted to be liquidated or dissolved, shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Series. The liquidation of any particular Series may be authorized by vote of a majority of the Trustees then in office subject to the approval of two-thirds of the outstanding voting securities of that particular Series.

DECLARATION OF TRUST - 6

     (e) VOTING. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each dollar of net asset value standing in his name on the books of each Series in which he owns Shares which is entitled to vote on the matter. All Shares of each Series shall vote as a separate class except as to voting for Trustees and as otherwise required by the 1940 Act. As to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

     (f) REDEMPTION BY SHAREHOLDER. Each holder of record of Shares of a particular Series shall have the right at such times as may be permitted by the Trust and as otherwise required by the 1940 Act to require the Trust to redeem all or any part of his Shares of that Series at a redemption price equal to the net asset value per Share of that Series next determined in accordance with Subsection 2(h) of this Article IV after the Shares are properly tendered for redemption, less any charge which may be imposed by the Trust in connection with such redemption and described in the Trust's then current prospectus. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Series of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act.

     (g) REDEMPTION BY TRUST. The Trustees may cause the Trust to redeem at net asset value the Shares of any holder of Shares in any Series if the net asset value of the Shares in such Series is less than $2,000 as a result of Shareholder redemptions. No such redemption shall be affected unless the Trust has given the holder at least sixty (60) days notice of its intention to redeem such Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of the holder's Shares in the particular Series above $2,000. Upon redemption of Shares pursuant to this Section, the Trust shall promptly cause payment of the full redemption price to be made to the holder of the Shares so redeemed. The Trust may reject any purchase order, refuse to transfer such Shares and compel redemption of Shares if, in its opinion, any such rejected action would prevent the Trust from becoming a personal holding company as defined by the Internal Revenue Code of 1986, as amended.

     (h) NET ASSET VALUE. The net asset value per Share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging

DECLARATION OF TRUSR - 7
to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.

     (i)  TRANSFER.  All Shares of each particular Series shall be transferable.


     (j) EQUALITY. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under Subsection 2(c) of this Article IV that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

     (k) FRACTIONS. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of

DECLARATION OF TRUST - 8
dividends and distributions, redemption of Shares, and liquidation of the Trust or any Series.

     (l) CONVERSION RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

     (m) TERMINATION OF SALES. The Trustees shall have the authority to terminate the sales of Shares of any Series at any time or for such periods as the Trustees may from time to time decide.

     Section 3. OWNERSHIP OF SHARES. The ownership and transfer of Shares shall be recorded on the books of the Series or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, transfer of Shares and similar matters for each Series. The record books of each Series, as kept by the Series or any transfer or similar agent of the Series, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

     Section 4. NO PREEMPTIVE RIGHTS, ETC. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 10% of the then outstanding Shares, or Series or class thereof, join in the bringing of such action. A Holder of Shares in a particular Series or a particular class of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or any other class or on behalf of the Holders of Shares in any other Series or any other class of the Trust.

     Section 5. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Person by virtue of having become registered as a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in

DECLARATION OF TRUST - 9
court or elsewhere against the Trust or the Trustees. The representative shall be entitled to the same rights as the decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE V

                                  THE TRUSTEES

     Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

     Section 2. QUALIFICATION AND NUMBER. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the State of Delaware. By the vote or consent of a majority of the Trustees then in office, the Trustees may fix the number of Trustees at a number not less than three (3) nor more than ten (10) and may fill the vacancies created by any such increase in the number of Trustees; provided, however, that at all times at least forty percent (40%) of the Trustees shall not be Interested Persons as defined in the 1940 Act. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of this
Article V.

     Section 3. TERM AND ELECTION. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or incapacity of a Trustee may be filled by the affirmative vote or consent of a majority of the Trustees then in office.

DECLARATION OF TRUST - 10

     Section 4. RESIGNATION AND REMOVAL. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed with or without cause at any time:
(1) by written instrument signed by at least fifty percent (50%) of the number of trustees prior to such removal, specifying the date upon which such removal shall become effective or (2) by vote of shareholders holding not less than fifty percent (50%) of Shares outstanding, cast in person or by proxy at any meeting called for that purpose.

     Section 5. VACANCIES. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as a trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy occurring by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of the retirement, resignation or increase in number of Trustees.

     Section 6. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title to all the Trust property shall be vested in the Trust as a separate legal entity under the DBTA, except that the Trustees shall have the power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine. In the event that title to any part of the Trust property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No

DECLARATION OF TRUST - 11

Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

                                   ARTICLE VI

                               POWERS OF TRUSTEES

     Section 1. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may from time to time in accordance with the provisions of Section 2 of
Article IV hereof establish Series, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives, policies and investment purposes; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session (but subject to the 1940 Act), exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with
Article VIII they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

DECLARATION OF TRUST - 12

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law and the Fundamental Policies of the applicable Series as established in the Bylaws, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series as established hereunder as follows:

     (a) INVESTMENTS. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

     (b) DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) OWNERSHIP POWERS. To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper;
     (d) SUBSCRIPTION. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) FORM OF HOLDING. To hold any securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

     (f) REORGANIZATION, ETC. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (g) COMPROMISE. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy, including but not limited to claims for taxes;

     (h) PARTNERSHIPS, ETC. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (i) BORROWING AND SECURITY. To borrow funds and to mortgage and pledge the assets of the Trust or any Series or any part

DECLARATION OF TRUST - 13
thereof to secure obligations arising in connection with such borrowing;

     (j) GUARANTEES, ETC. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any of or all such obligations;

     (k) INSURANCE. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     (l) PENSIONS, ETC. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     Section 2. VOTE OF TRUSTEES. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees on behalf of the Trust or any Series may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

DECLARATION OF TRUST - 14

                                   ARTICLE VII

                              EXPENSES OF THE TRUST

     The Trustees are authorized to pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the Trust's officers, employees, investment advisers, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

                                  ARTICLE VIII

                         INVESTMENT ADVISER, UNDERWRITER
                               AND TRANSFER AGENT

     Section 1. INVESTMENT ADVISER. The Trust may enter into written contracts with one or more persons, to act as investment adviser or investment subadviser to each of the Series, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

     Upon the termination of any contract with The Crabbe Huson Group, Inc., or any corporation affiliated with The Crabbe Huson Group, Inc., acting as investment adviser or manager, the Trustees are hereby required to promptly change the name of the Trust to a name which does not include "Crabbe Huson" or any approximation or abbreviation thereof, unless the prior written consent of the Crabbe Huson Group, Inc. is obtained.

     Section 2. UNDERWRITER; TRANSFER AGENT. The Trust may enter into a written contract or contracts with an underwriter or underwriters or a distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency and/or shareholder service contract(s), in each case with such

DECLARATION OF TRUST - 15
terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

     Section 3. CUSTODIAN. The Trust may employ a Custodian, which shall be a bank or trust company having an aggregate capital, surplus, and undivided profits of at least $1,000,000, pursuant to such terms and conditions as the Trustees may direct.

     Section 4. PARTIES TO CONTRACT. Any contract of the character described in Sections 1, 2 and 3 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser or an affiliate of the investment adviser or investment subadviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or may otherwise be interested in such contract and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or be accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1 and 2 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 3.

                                   ARTICLE IX

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1.  VOTING POWERS.  The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 3 of
Article V, (ii) with respect to any contract with a third party provider of services as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Sub-Trust to the extent and as provided in Sections 1 and 2 of Article XI, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 5 of Article XI, (v) with respect to any court action, proceeding or claim brought or maintained derivatively or as a class action on behalf of the Trust, any Series thereof or the Shareholders of the Trust (provided, however, that a shareholder of a particular Series shall not be entitled to a derivative or class action on behalf of any other Series or shareholder of any other Series), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor

DECLARATION OF TRUST - 16
agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     Section 2. MEETINGS. No annual or regular meetings of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing or transmitting such notice at least ten days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the Shares of the Trust then outstanding. For all other matters, the Trustees shall call or give notice of a meeting within 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding of the Trust (if Shareholders of all Series are required to vote in the aggregate) or of any Series (if Shareholders of such Series are entitled to vote by Series) requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws.

     Section 3. RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 120 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a

DECLARATION OF TRUST - 17

Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     Section 4. QUORUM AND REQUIRED VOTE. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares voted, at a meeting of which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     Section 5. ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is required for stockholders of a Delaware business corporation under the Delaware General Corporation Law.

     Section 7. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 1. LIMITATION OF LIABILITY. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

DECLARATION OF TRUST - 18

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or a Series thereof, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or a Series thereof for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     Section 2. TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon the Trust, the Shareholders and any other interested person. A Trustee shall be liable to the Trust or the shareholders only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, or accounting agent of the Trust, nor shall any Trustee be responsible for any act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be

DECLARATION OF TRUST - 19
required to give any bond as such, nor any surety if a bond is required. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons to replace such other duties and liabilities of the Trustees.

     Section 3. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 4. INDEMNIFICATION. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

     No indemnification shall be provided hereunder to a Covered Person:

     (a) for any liability to the Trust or its Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

     (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, such determination being made by:

DECLARATION OF TRUST - 20

          (i) a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

          (ii) written opinion of independent legal counsel.
     The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.
Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Section 4, provided that either:

               (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

               (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 4, a "Disinterested Trustee" is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

     As used in this Section 4, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     Section 5. SHAREHOLDERS. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or

DECLARATION OF TRUST - 21
former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 1. TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time upon the vote of a majority of Trustees and the approval by the affirmative vote of two-thirds of the outstanding Shares of each Series.

     Upon termination of the Trust thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of the Shares of the Trust in the manner set forth by resolution of the Trustees. The Trustees shall thereafter file a certificate of cancellation in accordance with
Section 3010 of the DBTA.

     Section 2. REORGANIZATION. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred, or (ii) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Series shall be

DECLARATION OF TRUST - 22
so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative Vote of a Majority of the Outstanding Voting Securities of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Series, may, either as the successor, survivor, or non-survivor, (i) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (ii) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Series as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the State of Delaware or any other state of the United States. Any such consolidation or merger shall require the Vote of a Majority of the Outstanding Voting Securities of each Series affected thereby. In accordance with Section 3815(f) of DBTA, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. A certificate of merger or consolidation of the Trust shall be signed by a majority of the Trustees.

     Section 3. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendments. In this Declaration of Trust or in any such amendment, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall

DECLARATION OF TRUST - 23
be deemed to refer to this Declaration of Trust as a whole and as amended or affected by any such amendment, and masculine pronouns shall be deemed to include the feminine and the neuter, as the context shall require. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 4. TRUSTEES MAY RESOLVE AMBIGUITIES. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

     Section 5. AMENDMENTS. Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees and the Vote of a Majority of the Outstanding Voting Securities of Shares of each Series entitled to vote. An amendment will not be approved as to any Series the Shareholders of which do not approve the amendment. An amendment which in the determination of the Trustees shall affect the holders of one or more Series or classes of Shares but not the holders of all outstanding Series or classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote to each Series and class affected and no vote of Shareholders of a Series or class not affected shall be required. In addition, notwithstanding any other provision to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of Shareholders (i) at any time if the Trustees deem it necessary in order for the Trust or any Series to meet the requirements of applicable Federal or State laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, (ii) to designate Series or exercise other powers with respect thereto in accordance with Section 1 and 2 of Article IV hereof, or (iii) change the name of the Trust or to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained herein.

     Section 6. GOVERNING LAW. This Declaration is executed by all of the Trustees and delivered with reference to DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of

DECLARATION OF TRUST - 24

Delaware (other than the DBTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration.

     Section 7.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.
                              "Trustees"


                              --------------------------------------------------
                              James E. Crabbe


                              --------------------------------------------------
                              Richard S. Huson


                              --------------------------------------------------
                              Gary L. Capps


                              --------------------------------------------------
                              Louis Scherzer


                              --------------------------------------------------
                              Robert L. Smith


                              --------------------------------------------------
                              Craig P. Stuvland


                              --------------------------------------------------
                              Richard P. Wollenberg


                              --------------------------------------------------
                              William Wendell Wyatt, Jr.